Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

between

GLADSTONE INVESTMENT CORPORATION

and

UMB BANK, NATIONAL ASSOCIATION, as Trustee

Dated as of May 22, 2020

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of May 22, 2020, is between Gladstone Investment Corporation, a Delaware corporation (the “Company”), and UMB Bank, National Association, as trustee (the “Trustee”). All capitalized terms used herein shall have the meaning set forth in the Base Indenture (as defined below).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of May 22, 2020 (the “Base Indenture” and, as supplemented by this First Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of the Securities, to be issued in one or more series as provided in the Base Indenture;

WHEREAS, the Company desires to issue and sell up to $350,000,000 aggregate principal amount of the Company’s 6.00% Notes due 2040 (the “Notes”);

WHEREAS, Sections 2.01, 9.01(e) and 9.01(g) of the Base Indenture provide that, without the consent of the Holders of the Notes, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture to (i) add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of Securities, as set forth in the Base Indenture and (ii) provide for the issuance of and establish the form and terms and conditions of the Securities of any series as provided in Section 2.01 of the Base Indenture, to establish the form of any certifications required to be furnished pursuant to the terms of the Base Indenture or any series of Securities, or to add to the rights of the holders of any series of Securities;

WHEREAS, the Company desires to establish the form and terms of the Notes and to modify, alter, supplement and change certain provisions of the Base Indenture for the benefit of the Holders of the Notes (except as may be provided in a future supplemental indenture to the Indenture (each, a “Future Supplemental Indenture”)); and

WHEREAS, the Company has duly authorized the execution and delivery of this First Supplemental Indenture to provide for the issuance of the Notes and all acts and things necessary to make this First Supplemental Indenture a valid, binding, and legal obligation of the Company and to constitute a valid agreement of the Company, in accordance with its terms, have been done and performed,

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

TERMS OF THE NOTES

Section 1.01. Terms of the Notes. The following terms relating to the Notes are hereby established:

(a) The Notes shall constitute a series of Securities having the title “6.00% Notes due 2040”. The Notes shall bear a CUSIP number of 376546 701 and an ISIN number of US3765467010, as may be supplemented or replaced from time to time.

(b) The aggregate principal amount of the Notes that may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.05, 2.06, 2.07, 3.02(a) and 9.04, of the Base Indenture) shall be $350,000,000. As authorized under a Board Resolution or, Officers’ Certificate pursuant to a Board Resolution, the Company and Trustee may enter into or a Future Supplemental Indenture, the Company may from time to time, without the consent of the Holders of Notes, to issue additional Notes (in any such case, “Additional Notes”) having the same ranking and the same interest rate, maturity and other terms as the Notes; provided that, if such Additional Notes are not fungible with the Notes (or any other tranche of Additional Notes) for U.S. federal income tax purposes, then such Additional Notes shall have different CUSIP numbers from the Notes (and any such other tranche of Additional Notes). Any Additional Notes and the existing Notes shall constitute a single series under the Indenture, and all references to the relevant Notes herein shall include the Additional Notes unless the context otherwise requires.

(c) The entire outstanding principal of the Notes shall be payable on November 1, 2040 unless earlier redeemed or repurchased in accordance with the provisions of the Indenture.

(d) The rate at which the Notes shall bear interest shall be 6.00% per annum. The Interest Payment Dates for the Notes shall be the first day of each month, commencing with the first day of the month following the issuance of such Note; provided that, if an Interest Payment Date falls on a day that is not a Business Day, then the applicable interest payment shall be made on the next succeeding Business Day and no additional interest shall accrue as a result of such delayed payment); the interest period for the Notes shall be the period from the Interest Payment Date preceding the issuance date of any Notes to, but excluding, the next Interest Payment Date or the Stated Maturity, as the case may be, and any purchaser of Notes will be required to pay for any interest accrued from the Interest Payment Date preceding the issuance date of the Notes up to, but excluding, the issuance date of the Notes; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, shall be paid to the Person in whose name the Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th day of the month (whether or not a Business Day) immediately preceding such Interest Payment Date. Payment of the principal of (and premium, if any, on) and any such interest on the Notes shall be made by U.S. dollar check drawn on and mailed to the address of the Holder entitled thereto at such address as shall appear in the Security Register; provided, however, that, at the request of the registered Holder, the Company will pay the principal of (and premium, if any, on) and interest, if any, on the Notes by wire transfer of immediately available funds to an account at a bank in Kansas City, Missouri, on the date when such amount is due and payable and as further set forth in Section 4.01 of the Indenture; provided, further, however, that, with respect to Notes registered to Cede & Co., such payment will be made by wire transfer in accordance with the procedures established by DTC and the Trustee.

(e) The Notes shall be issued in book-entry form and, for purchasers purchasing through DTC participants, will be issued in global form (each such Note, a “Global Note”) or, for purchasers purchasing other than through a DTC participant, will be reflected directly on the books and records of the Trustee. The Global Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A to this First Supplemental Indenture. Each Global Note shall represent the aggregate principal amount of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any new Global Note reflecting the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with Section 3.03 of the Base Indenture. All Notes purchased other than through a DTC participant will be registered on the books and records of the Trustee. Direct purchasers of Notes will receive a credit for Notes on the Trustee’s records, and transfers of such Notes will be accomplished by entries made on the books and records of the Trustee.

(f) The depositary for the Global Notes (the “Depository”) shall be DTC. The Security Registrar with respect to the Global Notes and the Notes purchased other than through a DTC participant shall be the Trustee.

(g) The Notes shall be redeemable at a Holder’s option pursuant to Section 3.01 of the Base Indenture and as follows:

(i) Until the listing, if any, of the Notes on Nasdaq or another national securities exchange, Notes held by a natural person upon his or her death will be redeemed at the written request of the holder’s estate for a cash payment of $25.00 per Note on the Death Redemption Date, plus an amount equal to any accrued and unpaid interest otherwise payable for the then-current monthly interest period accrued to, but not including, the date of redemption. The Company’s obligation to redeem Notes upon the death of the noteholder is limited to the extent that the Board of Directors determines, in its sole and absolute discretion, that the Company does not have sufficient funds available to fund any such redemption or the Company is restricted by applicable law or contractual obligation from making such redemption.

(ii) Until the earlier to occur of (1) the date upon which the Board of Directors, by resolution, suspends or terminates the redemption program, and (2) the date, if any, on which the Notes are listed on Nasdaq or another national securities exchange, holders of the Notes may, at their option, require the Company to redeem any or all of the Notes held by them for a cash payment of $22.50 per Note on the Noteholder Redemption Date, plus an amount equal to any accrued and unpaid interest otherwise payable for the then-current monthly interest period accrued to, but not including, the date of redemption. The maximum dollar amount that the Company will make available each calendar year to redeem Notes will not be subject to an annual limit; provided, that the Company’s obligation to redeem Notes at the option of a noteholder is limited to the extent that the Board of Directors determines, in its sole and absolute discretion, that the Company does not have sufficient funds available to fund any such redemption or the Company is restricted by applicable law or contractual obligation from making such redemption and is also limited to the extent the Board of Directors suspends or terminates the optional redemption right at any time or for any reason, including after delivery of such holder’s request that the Company redeem the Notes but prior to the corresponding Noteholder Redemption Date.

(iii) To request that the Company redeem Notes, a holder or estate of a holder, as applicable, must deliver a notice of redemption, by overnight delivery or by first class mail, postage prepaid to the Company at its principal executive offices. Each such notice must be an original, notarized copy and must state: (1) the name and address of the holder whose Notes are requested to be redeemed, (2) the aggregate principal amount of Notes requested to be redeemed, (3), if purchased through a DTC participant, the name of the broker dealer who holds the Notes requested to be redeemed, the holder’s account number with such broker dealer and such broker dealer’s participant number for DTC and (4), in the case of a notice to redeem upon the death of a holder, a certified copy of the death certificate (and such other evidence that is satisfactory to the Company in its sole discretion) for the natural person who previously held the Notes to be redeemed.

(iv) If, as a result of the limitations described in Sections 1.01(g)(i) and (ii), the optional redemption rights provided in Sections 1.01(g)(i) and (ii) have not been suspended or terminated but fewer than all Notes for which a notice of redemption was delivered to the Company are to be redeemed, the aggregate principal amount of Notes to be redeemed will be pro rata based on the aggregate principal amount of Notes for which each holder timely submitted a notice of redemption. If a Noteholder Redemption Date is also a Death Redemption Date, the limitations on the optional redemption rights shall first be applied to any redemption requested upon the death of the holder pursuant to Section 1.01(g)(i) and then to Notes to be redeemed pursuant to the optional redemption right provided in Section 1.01(g)(ii).

(h) The Notes shall be redeemable at the Company’s option pursuant to Section 3.01 of the Base Indenture and as follows:

(i) The Notes shall be redeemable in whole or in part at any time or from time to time, at the option of the Company, on or after the Call Date. Prior to the Call Date, the Company may (1) redeem all, but not less than all, of the outstanding Notes at its option within 90 days of a Change of Control or (2) redeem all or a portion of the outstanding Notes in order to comply with any applicable law, including the asset coverage requirements under Section 18, as modified by Section 61, of the Investment Company Act; provided that, in connection with any such redemption to maintain the asset coverage required by the Investment Company Act, the Company may, at its sole option, redeem such additional amount of Notes that will result in the Company having asset coverage (as defined in the Investment Company Act) of up to and including 250%. Any redemption at the Company’s option shall be at a Redemption Price equal to 100% of the outstanding principal amount of the Notes to be redeemed, plus accrued and unpaid interest otherwise payable thereon for the then-current monthly interest period accrued to, but not including, the Redemption Date.

(ii) Notice of redemption at the Company’s option shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, to each Holder of the Notes to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register. All notices of redemption at the Company’s option shall contain the information set forth in Section 3.02(a) of the Base Indenture.

(iii) Any exercise of the Company’s option to redeem the Notes shall be done in compliance with the Indenture and the Investment Company Act, to the extent applicable.

(iv) If the Company elects to redeem only a portion of the Notes pursuant to this Section 1.01(h), the Trustee or, with respect to the Global Notes, the Depository, shall determine the method for selecting the particular Notes to be redeemed, in accordance with Section 3.02(b) of the Base Indenture, the Investment Company Act and the rules of any national securities exchange or quotation system on which the Notes are listed, in each case to the extent applicable.

(i) The Notes shall not be subject to any sinking fund pursuant to Section 3.04 of the Base Indenture.

(j) The Notes shall be issuable in denominations of $25 and integral multiples of $25 in excess thereof.

ARTICLE II

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 2.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article One of the Base Indenture shall be amended by adding the following defined terms to Section 1.01 in appropriate alphabetical sequence, as follows:

“‘Call Date’ means the date that is the later of (1) the one-year anniversary of the Termination Date and (2) July 1, 2025.”

“‘Death Redemption Date’ means, when used with respect to any Note to be redeemed pursuant to the optional redemption right of holders upon the death of a holder who is a natural person provided herein, the tenth calendar day following delivery of such natural person’s estate’s request that the Company redeem the Notes, or if such tenth calendar day is not a Business Day, the next succeeding Business Day.”

“‘GAAP’ means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession in the United States, which are in effect from time to time.”

“‘Interest Payment Date’ means the date on which interest will be payable on the Notes as contemplated by Section 1.01(d) of this First Supplemental Indenture.”

“‘Investment Company Act’ means the United States Investment Company Act of 1940, as amended, and the rules, regulations and interpretations promulgated thereunder, to the extent applicable, and any statute successor thereto.”

“‘Maturity’, when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment, notice of exchange or conversion or otherwise.”

“‘Nasdaq’ means the Nasdaq Global Select Market.”

“‘Noteholder Redemption Date’, when used with respect to any Note to be redeemed pursuant to the optional redemption right of holders provided herein, the tenth calendar day following delivery of such holder’s request that the Company redeem any or all of such holder’s Notes, or if such tenth calendar day is not a Business Day, the next succeeding Business Day.”

“‘Redemption Date’, when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.”

“‘Redemption Price’, when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.”

“‘Regular Record Date’ for the interest payable on any Interest Payment Date on the Notes means the date specified for that purpose as contemplated by Section 1.01(d) of this First Supplemental Indenture.”

“‘Securities and Exchange Commission’ means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Securities and Exchange Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.”

“‘Termination Date’ means the date that is the earlier of (1) July 1, 2025 (unless earlier terminated or extended by the Board of Directors) and (2) the date on which $350,000,000 aggregate principal amount of the Notes is sold.”

Section 2.02. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article One of the Base Indenture shall be amended by replacing the definitions of “Business Day” and “Voting Stock” in Section 1.01 with the following:

“‘Business Day’, when used with respect to any particular location referred to in this Indenture or in the Notes, means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which federal and state banking institutions in The City of New York, the city in which the Corporate Trust Office is located or that particular location are authorized or obligated by law or executive order to close.”

“‘Voting Stock’ means, with respect to any specified Person that is a corporation as of any date, the capital stock of such Person that is at the time entitled to vote generally in the election of the directors of such Person.”

ARTICLE III

DESIGNATION AND TERMS OF SECURITIES; GLOBAL SECURITIES

Section 3.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Two of the Base Indenture shall be amended by replacing the first paragraph of Section 2.03 with the following:

“The Securities shall be issuable as registered Securities and in the denominations of twenty-five U.S. dollars ($25) or any integral multiple thereof, subject to Section 2.01(a)(11). The Securities of a particular series shall bear interest payable on the dates and at the rate specified with respect to that series. Subject to Section 2.01(a)(16), the principal of and the interest on the Securities of any series, as well as any premium thereon in case of redemption thereof prior to maturity, shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the paying agent for such Securities. The Trustee shall be the initial paying agent. Each Security shall be dated the date of its authentication. Interest on the Securities shall be computed on the basis of a 360-day year composed of twelve 30-day months.”

ARTICLE IV

COVENANTS

Section 4.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Article Four of the Base Indenture shall be amended by adding the following new Sections 4.06, 4.07 and 4.08 thereto, each as set forth below:

“Section 4.06. Section 18(a)(1)(A) of the Investment Company Act.

The Company hereby agrees that for the period of time during which Notes are Outstanding, the Company will not violate Section 18(a)(1)(A) as modified by Section 61(a)(2) of the Investment Company Act or any successor provisions, whether or not the Company continues to be subject to such provisions of the Investment Company Act.”

“Section 4.07. Section 18(a)(1)(B) of the Investment Company Act.

The Company hereby agrees that for the period of time during which Notes are Outstanding, the Company shall not declare any dividend (except a dividend payable in stock of the Company), or declare any other distribution, upon a class of the Company’s capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, the Company has an asset coverage (as defined in the Investment Company Act) of at least the threshold specified in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the Investment Company Act or any successor provisions thereto of the Investment Company Act, after deducting the amount of such dividend, distribution or purchase price, as the case may be, and giving effect, in each case, to any no-action relief granted by the Securities and Exchange Commission to another business development company and upon which the Company may reasonably rely (or to the Company if it determines to seek such similar no-action or other relief) permitting the business development company to declare any cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the Investment Company Act, in order to maintain such business development company’s status as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.”

“Section 4.08. Securities and Exchange Commission Reports and Reports to Holders.

If, at any time, the Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the Securities and Exchange Commission, the Company agrees to furnish to Holders of the Notes and the Trustee for the period of time during which the Notes are Outstanding: (i) within 90 days after the end of the each fiscal year of the Company, audited annual consolidated financial statements of the Company and (ii) within 45 days after the end of each fiscal quarter of the Company (other than the Company’s fourth fiscal quarter), unaudited interim consolidated financial statements of the Company. All such financial statements shall be prepared, in all material respects, in accordance with GAAP.”

ARTICLE V

REMEDIES

Section 5.01. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 6.01(a) of the Base Indenture shall be amended and restated as follows:

“(a) Whenever used herein with respect to the Notes, “Event of Default” means any one or more of the following events that has occurred and is continuing:

(1)	default in the payment of any interest upon any Note when such interest becomes due and payable, and continuance of such default for a period of 90 days; or

(2)	default in the payment of the principal of any Note when it becomes due and payable at its Maturity, and continuance of such default for a period of 90 days; or

(3)

default in the performance, or breach, of any covenant or agreement of the Company in this Indenture with respect to any Note (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than the Notes), and continuance of such default or breach for a period of 120 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(4)	the Company, pursuant to or within the meaning of any Bankruptcy Law:

a.	commences a voluntary case or proceeding under any Bankruptcy Law,

b.	consents to the commencement of any bankruptcy or insolvency case or proceeding against it, or files a petition or answer or consent seeking reorganization or relief against it,

c.	consents to the entry of a decree or order for relief against it in an involuntary case or proceeding,

d.	consents to the filing of such petition or to the appointment of or taking possession by a Custodian of the Company or for all or substantially all of its property, or

e.

makes an assignment for the benefit of creditors, or admits in writing of its inability to pay its debts generally as they become due or takes any corporate action in furtherance of any such action; or

(5)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

a.	is for relief against the Company in an involuntary case or proceeding, or

b.	adjudges the Company bankrupt or insolvent, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, or

c.	appoints a Custodian of the Company or for all or substantially all of its property, or

d.	orders the winding up or liquidation of the Company,

and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

(6)

if, pursuant to Sections 18(a)(1)(c)(ii) and 61 of the Investment Company Act, on the last Business Day of each of twenty-four consecutive calendar months the Notes shall have an asset coverage (as such term is used in the Investment Company Act) of less than 100%.”

Section 5.02. Except as may be provided in a Future Supplemental Indenture, for the benefit of the Holders of the Notes but no other series of Securities under the Indenture, whether now or hereafter issued and Outstanding, Section 6.01(b) of the Base Indenture shall be amended and restated as follows:

“(b) In each and every such case, unless the principal of all the Notes shall have already become due and payable, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Holders), may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable.”

ARTICLE VI

MISCELLANEOUS

Section 6.01. This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the law of the State of New York. This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

Section 6.02. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.03. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same First Supplemental Indenture. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile, .pdf transmission, email or other electronic means shall constitute effective execution and delivery of this First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, .pdf transmission, email or other electronic means shall be deemed to be their original signatures for all purposes.

Section 6.04. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Notes. All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Base Indenture with respect to the Notes, unless not permitted by law. The Trustee accepts the trusts created by the Base Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Base Indenture, as supplemented by this First Supplemental Indenture.

Section 6.05. The provisions of this First Supplemental Indenture shall become effective as of the date hereof.

Section 6.06. Notwithstanding anything else to the contrary herein, the terms and provisions of this First Supplemental Indenture shall apply only to the Notes and shall not apply to any other series of Securities under the Indenture, and this First Supplemental Indenture shall not and does not otherwise affect, modify, alter, supplement or change the terms and provisions of any other series of Securities under the Indenture, whether now or hereafter issued and Outstanding.

Section 6.07. The recitals contained herein and in the Notes, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture, the Notes or any Additional Notes, except that the Trustee represents that it is duly authorized to execute and deliver this First Supplemental Indenture, authenticate the Notes and any Additional Notes and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of the Notes or any Additional Notes or the proceeds thereof.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

GLADSTONE INVESTMENT CORPORATION

By:	/s/ David Gladstone
Name:	David Gladstone
Title:	Chairman and Chief Executive Officer

UMB BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Lara L. Stevens
Name:	Lara L. Stevens
Title:	Vice President

[Signature page to First Supplemental Indenture]

Exhibit A — Form of Global Note

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND SUCH CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Gladstone Investment Corporation

No.	$
CUSIP No. 376546 701
ISIN No. US3765467010

6.00% Notes due 2040

Gladstone Investment Corporation, a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of                     (U.S. $         ) on November 1, 2040, unless earlier redeemed or repurchased in accordance with the provisions of the Indenture, and to pay interest thereon monthly on the first day of each month, commencing with the first day of the month following the issuance of such Notes, at the rate of 6.00% per annum, until the principal hereof is paid or made available for payment; provided that, if an Interest Payment Date falls on a day that is not a Business Day, then the applicable interest payment shall be made on the next succeeding Business Day and no additional interest shall accrue as a result of such delayed payment. The interest period for the Notes shall be the period from the Interest Payment Date preceding the issuance date of any Notes to, but excluding, the next Interest Payment Date or the Stated Maturity, as the case may be, and any purchaser of Notes will be required to pay for any interest accrued from the Interest Payment Date preceding the issuance date of the Notes up to, but excluding, the issuance date of the Notes. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th date of the month, whether or not a Business Day, immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holders of the Notes on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security may be issued as part of a series.

Payment of the principal of (and premium, if any, on) and any such interest on the Notes shall be made by U.S. dollar check drawn on and mailed to the address of the Holder entitled thereto at such address as shall appear in the Security Register; provided, however, that, at the request of the registered Holder, the Company will pay the principal of (and premium, if any, on) and interest, if any, on the Notes by wire transfer of immediately available funds to an account at a bank in Kansas City, Missouri, on the date when such amount is due and payable and as further set forth in Section 4.01 of the Indenture; provided, further, however, that, so long as this Security is registered to Cede & Co., such payment will be made by wire transfer in accordance with the procedures established by DTC and the Trustee.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

GLADSTONE INVESTMENT CORPORATION

By:
Name:
Title:

Attest

By:
Name:
Title:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

UMB BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Gladstone Investment Corporation

6.00% Notes Due 2040

This Security is one of a duly authorized issue of Securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of May 22, 2020 (herein called the “Base Indenture”), between the Company and UMB Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Base Indenture), and reference is hereby made to the Base Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered, as supplemented by the First Supplemental Indenture, dated as of May 22, 2020, by and between the Company and the Trustee (herein called the “First Supplemental Indenture,” the First Supplemental Indenture and the Base Indenture collectively are herein called the “Indenture”). In the event of any conflict between the Base Indenture and the First Supplemental Indenture, the First Supplemental Indenture shall govern and control.

This Security is one of the series designated on the face hereof, which series is initially limited in aggregate principal amount to $350,000,000. Under a Board Resolution, Officers’ Certificate pursuant to a Board Resolution or an indenture supplement, the Company may from time to time, without the consent of the Holders of Securities, issue additional Securities of this series (in any such case “Additional Securities”) having the same ranking and the same interest rate, maturity and other terms as the Securities; provided that, if such Additional Securities are not fungible with the Securities (or any other tranche of Additional Securities for U.S. federal income tax purposes, then such Additional Securities will have a different CUSIP numbers from the Securities (and any such other tranche of Additional Securities). Any Additional Securities and the existing Securities will constitute a single series under the Indenture and all references to the relevant Securities herein shall include the Additional Securities unless the context otherwise requires. The aggregate amount of outstanding Securities represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

Until the listing, if any, of the Securities on Nasdaq or another national securities exchange, Securities held by a natural person upon his or her death will be redeemed at the written request of the holder’s estate for a cash payment of $25.00 per Security on the Death Redemption Date, plus an amount equal to any accrued and unpaid interest otherwise payable for the then-current monthly interest period accrued to, but not including, the date of redemption. The Company’s obligation to redeem Securities upon the death of the securityholder is limited to the extent that the Board of Directors determines, in its sole and absolute discretion, that the Company does not have sufficient funds available to fund any such redemption or the Company is restricted by applicable law or contractual obligation from making such redemption.

Until the earlier to occur of (1) the date upon which the Board of Directors, by resolution, suspends or terminates the redemption program, and (2) the date, if any, on which the Securities are listed on Nasdaq or another national securities exchange, holders of the Securities may, at their option, require the Company to redeem any or all of the Securities held by them for a cash payment of $22.50 per Security on the Noteholder Redemption Date, plus an amount equal to any accrued and unpaid interest otherwise payable for the then-current monthly interest period accrued to, but not including, the date of redemption. The maximum dollar amount that the Company will make available each calendar year to redeem Securities will not be subject to an annual limit; provided, that the Company’s obligation to redeem Securities at the option of a securityholder is limited to the extent that the Board of Directors determines, in its sole and absolute discretion, that the Company does not have sufficient funds available to fund any such redemption or the Company is restricted by applicable law or contractual obligation from making such redemption and is also limited to the extent the Board of Directors suspends or terminates the optional redemption right at any time or for any reason, including after delivery of such holder’s request that the Company redeem the Securities but prior to the corresponding Noteholder Redemption Date.

The Securities shall be redeemable in whole or in part at any time or from time to time, at the option of the Company, on or after the Call Date. Prior to the Call Date, the Company may (1) redeem all, but not less than all, of the outstanding Securities at its option within 90 days of a Change of Control or (2) redeem all or a portion of the outstanding Securities in order to comply with any applicable law, including the asset coverage requirements under Section 18, as modified by Section 61, of the Investment Company Act; provided that, in connection with any such redemption to maintain the asset coverage required by the Investment Company Act, the Company may, at its sole option, redeem such additional amount of Securities that will result in the Company having asset coverage (as defined in the Investment Company Act) of up to and including 250%. Any redemption at the Company’s option shall be at a Redemption Price equal to 100% of the outstanding principal amount of the Securities to be redeemed, plus accrued and unpaid interest otherwise payable thereon for the then-current monthly interest period accrued to, but not including, the Redemption Date.

Notice of redemption at the Company’s option shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery, to each Holder of the Securities to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register. All notices of redemption at the Company’s option shall contain the information set forth in Section 3.02(a) of the Base Indenture.

Any exercise of the Company’s option to redeem the Securities shall be done in compliance with the Indenture and the Investment Company Act, to the extent applicable.

If the Company elects to redeem only a portion of the Securities pursuant to Section 1.01(h) of the First Supplemental Indenture, the Trustee or, with respect to global Securities, the Depository, will determine the method for selecting the particular Securities to be redeemed, in accordance with Section 1.01 of the First Supplemental Indenture and Section 3.02(b) of the Base Indenture. In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity, security, or both, reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity and/or security. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiples of $25 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company, the Trustee, or the Security Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee, or the Security Registrar and any agent of the Company, the Trustee, or the Security Registrar shall treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee, the Security Registrar, or any agent thereof shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Indenture and this Security shall be governed by and construed in accordance with the law of the State of New York.